Exhibit 2

Appendix 3Y
Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited
ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Marshall McAllister Criser
Date of last notice	19 June 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.

(1)  Marshall & Paula Criser Joint Living Trust

(2)  Marshall M Criser Individual Retirement A/c

(3)  Marshall Criser Profit Sharing Plan

(Mr Criser’s interests under (1) to (3) are as a beneficiary)

(4)    Indirect interest in shares arising as a result of shares (in the form of American Depository Receipts (ADRs)) being acquired to hedge Rinker Materials Corporation’s (RMC) liability to Mr Criser under the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan (SERP) because, under the rules of SERP and the associated trust agreement, he has the ability to control the votes attached to those shares. Additionally, RMC will be required to deliver Rinker ADRs to Mr Criser after his retirement if he does not change his investment choice under SERP. The shares, which are held in the form of the ADRs, are held by Merrill Lynch Trust Company, FSB as trustee under the trust agreement.

Date of change	14 July 2006 (US time)

+ See chapter 19 for defined terms.

No. of securities held prior to change

2,000 held personally* (direct interest)

(1)    41,000 held under Marshall & Paula Criser Joint Living Trust* (indirect interest)

(2)    13,500 held under Marshall M Criser Individual Retirement A/c* (indirect interest)

(3)    2,000 held under Marshall Criser Profit Sharing Plan* (indirect interest)

(4)    5,023.116 held in respect of SERP (indirect interest)

*unchanged
Class	Ordinary
Number acquired	771.479 (154.2958 Rinker ADRs)
Number disposed	—
Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	USD$8,472.38
No. of securities held after change

2,000 held personally* (direct interest)

(1)    41,000 held under Marshall & Paula Criser Joint Living Trust* (indirect interest)

(2)    13,500 held under Marshall M Criser Individual Retirement A/c* (indirect interest)

(3)    2,000 held under Marshall Criser Profit Sharing Plan* (indirect interest)

(4)    5794.595 held in respect of SERP (indirect interest)

* unchanged
Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Additional investment in Rinker shares under SERP granted to Mr Criser in lieu of director’s fees with consequent on-market acquisition of Rinker ADRs by Merrill Lynch Trust Company, FSB as trustee of the SERP trust agreement.

Part 2 - Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	n/a
Nature of interest	—

+ See chapter 19 for defined terms.

Name of registered holder (if issued securities)	—
Date of change	—
No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed	—
Interest acquired Interest disposed
Value/Consideration Note: If consideration is non-cash, provide details and an estimated valuation	—
Interest after change	—

+ See chapter 19 for defined terms.